AGREEMENT This AGREEMENT (the “Agreement”) is made and entered into as of February 5, 2020 (the “Effective Date”), by and among Bankwell Financial Group, Inc., a Connecticut corporation (the “Company”), and Lawrence B. Seidman, an individual (“Seidman”). Certain capitalized terms used in this Agreement are defined in Section 10. WHEREAS, as of the Effective Date, Seidman and certain funds managed directly or indirectly by Seidman (collectively, the “Funds”) beneficially own 770,773 shares of the issued and outstanding common stock of the Company, no par value per share (the “Common Stock”), which represents approximately 8.94% of the fully diluted, outstanding Common Stock; WHEREAS, the Company and Seidman have determined to come to an agreement with respect to the composition of the Company’s Board of Directors (the “Board”) and the Board of Directors of Bankwell Bank (the “Bank”), and certain other matters; WHEREAS, the Board, in exercising its independent judgment and prior to entering into this Agreement, determined that Seidman would be highly qualified to serve on the Board and on the Board of Directors of the Bank due to his expertise in a broad range of financial and business matters; and WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders, and the Company and Seidman have agreed that it is in their mutual interest, to enter into this Agreement. NOW, THEREFORE, in consideration of and reliance upon the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Board of Directors. (a) For so long as Seidman and the Funds continue to own at least five (5%) percent of the outstanding shares of Common Stock (the “Ownership Threshold”), Seidman shall be entitled to be a nominee to the Board and the Board of Directors of the Bank, subject to satisfaction of all reasonable corporate governance requirements applicable to non-employee directors, and legal and regulatory requirements regarding service and election or appointment as a director of the Company and of the Bank by such nominee. The Board hereby agrees to nominate Seidman to the Board as a director with a term expiring at the 2021 Annual Meeting of the Shareholders of the Company, such nomination to be included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders. Seidman shall also be appointed to the Board of Directors of the Bank, subject to, and effective as of, Seidman’s election to the Board. Seidman, upon election to the Board, will be subject to the same protections and obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines and policies, and will have the same rights and benefits, including (but not limited to) with respect to insurance, indemnification, compensation and fees, as are available generally to the other non-executive members of the Board. 1 59482580 v7

(b) If at any time, the aggregate beneficial ownership of Common Stock by Seidman and the Funds shall fall below five (5%) percent of the outstanding shares of Common Stock, the Company shall have the option of asking Seidman to resign from the Board and the Board of Directors of the Bank, at which time Seidman shall resign. 2. Voting. During the Restricted Period, Seidman shall cause, and shall cause the Funds to cause, all shares of Common Stock or any rights, warrants, options or other securities convertible into or exchangeable for shares of Common Stock or any other securities of the Company for which they have the right to vote, directly or indirectly, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders or at any adjournments or postponements thereof, and to consent in connection with any action by consent in lieu of a meeting, (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any shareholder nominations for director that are not approved and recommended by the Board for election at any such meeting and against any proposals or resolutions to remove any member of the Board, and (iii) in accordance with the recommendations by the Board on all other proposals of the Board set forth in the Company’s proxy statements. 3. Cooperation. Without the prior written consent of the Board, Seidman shall not, and shall cause each of his Affiliates and Representatives (including without limitation the Funds) not to, do any of the following for a period (the “Restricted Period”) commencing on the Effective Date and ending on the later to occur of (i) the day after the Company’s 2020 Annual Meeting of Shareholders and (ii) the date as of which Seidman is no longer a director of the Board and a director of the Board of Directors of the Bank (provided that nothing in this Section 3 shall limit any actions that may be taken by Seidman acting in his capacity as a director of the Company consistent with his fiduciary duties): (a) acquire, offer or agree to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through swap or hedging transactions or otherwise, any voting securities of the Company or any voting rights decoupled from the underlying voting securities which would result in Seidman and/or the Funds (together with any other Person or “group” referred to in this Section 3(a)) owning, controlling or otherwise having any ownership or voting interest in 9.9% or more of the outstanding shares of Common Stock; (b) dispose or threaten to dispose (explicitly or implicitly) of voting securities or any other equity interests of the Company or any of its subsidiaries or affiliates in any manner as a condition or inducement of specific action or non-action by the Company or any of its subsidiaries or affiliates; (c) (i) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) under the Exchange Act) of proxies or consents in any “election contest” with respect to the Company’s directors (regardless of whether it involves the election or removal of directors of the Company), (ii) seek to advise, encourage or influence any 2

Person with respect to the voting of any voting securities of the Company in any “election contest” with respect to the Company’s directors (regardless of whether it involves the election or removal of directors of the Company), (iii) initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) under the Exchange Act) shareholders of the Company for the approval of shareholder proposals in connection with the election or removal of directors of the Company or (iv) induce or attempt to induce any other Person to initiate any such shareholder proposal; (d) form, join or in any way participate in a partnership, syndicate, or other group, including without limitation any “group” as defined under Section 13(d)(3) of the Exchange Act (other than a “group” consisting solely of Seidman and any of its Affiliates), with respect to any voting securities of the Company in connection with any “election contest” with respect to the Company’s directors or any shareholder proposal for consideration at any shareholder meeting except as otherwise expressly provided in this Agreement; (e) deposit any Company voting securities in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement solely among Seidman and its Affiliates and except as expressly set forth in this Agreement; (f) seek, alone or in concert with others, (i) to call a meeting of shareholders or solicit consents from shareholders or conduct a nonbinding referendum of shareholders, (ii) to obtain representation on the Board except as otherwise expressly provided in this Agreement, (iii) to effect the removal of any member of the Board, provided that this shall not pertain to Seidman, (iv) to make, be a proponent of, or in any way support a shareholder proposal at any meeting of the shareholders of the Company, expect as provided in Section 2 of this Agreement, (v) to amend any provision of the Company’s certificate of incorporation or bylaws (except any privately communicated request for such amendment) or make a request for any shareholder list or other books and records of the Company, whether pursuant to the Connecticut Business Corporation Act, the Company’s bylaws or otherwise, or (vi) exercise or attempt to exercise a controlling influence over the management or policies of the Company or any of its subsidiaries or affiliates; or (g) make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement other than in a nonpublic and confidential manner and which nonpublic and confidential request could not reasonably be expected by the Company to require public disclosure by any party hereto. 4. Board Observer Rights. From the Effective Date until the earlier of (i) the date of the Company’s 2020 Annual Meeting of Shareholders and (ii) any material violation of the terms of this Agreement by Seidman (the “Observation Period”), Seidman shall be permitted to act as a non-voting observer of the Company’s Board of Directors. The terms of such Board observation shall be as follows: (a) Seidman may attend meetings of the Board as a non-voting observer. Seidman shall have no voting, policy or decision-making authority. Seidman shall be entitled to receive, concurrently with its delivery to the members of the Board, notices of Board meetings during the 3

Observation Period. Seidman shall be entitled to receive Board materials from the Company; provided that Seidman shall not (i) receive any information that is examination-related material from or to the Company’s or the Bank’s regulatory authorities, or (ii) participate in any Board meetings or portions of such meetings at which such information is discussed. Seidman will not attend Board committee meetings. (b) Notwithstanding clause (a) above, (i) Seidman may be excused from any Board meeting or portion thereof (including any executive session limited to independent directors, the Company’s Chief Executive Officer, the Company’s independent auditors, and/or the Company’s legal counsel) in the Board’s or the Board Chairman’s discretion, and (ii) the Company shall not deliver materials or portions of materials with respect to any meeting of the Board to Seidman, and the Company may ask Seidman to recuse himself from any such meeting, if the Company determines, in its sole discretion: (1) that Seidman’s access to such information presents a potential conflict of interest with Seidman or his Affiliates, including any conflict resulting from the Board’s consideration of issues relating to this Agreement, any other contractual arrangement with Seidman or his Affiliates or any transaction in which Seidman or his Affiliates may have any interest other than as a shareholder of the Company, (2) that Seidman’s access to such information could jeopardize an attorney-client privilege, which determination is made after the Company’s consultation with its outside counsel, (3) that withholding Seidman’s access to such information is necessary or appropriate in furtherance of discharging the Board’s fiduciary duties to the Company’s shareholders, or (4) that such information relates to an executive session limited to independent directors, the Company’s Chief Executive Officer, the Company’s independent auditors, and/or the Company’s legal counsel. If the Board requests that Seidman recuse himself from any meeting of the Board, or portion thereof, in accordance with the foregoing, Seidman shall not be entitled to be present at or participate in such meeting or portion thereof or receive any materials or portions of materials with respect thereto. Seidman shall not be entitled to receive copies of any Board consent or other documentation if the Board Chairman determines, in his sole discretion, that (w) providing such information presents a potential conflict of interest with Seidman or his Affiliates, including any conflict resulting from the Board’s consideration of issues relating to this Agreement, any other contractual arrangement with Seidman or his Affiliates or any transaction in which Seidman or his Affiliates may have any interest other than as a shareholder of the Company, (x) providing such information could jeopardize an attorney-client privilege, which determination is made after the Company’s consultation with its outside counsel, (y) withholding such information is necessary or appropriate in furtherance of discharging the Board’s fiduciary duties to the Company’s shareholders, or (z) such information relates to a portion of a meeting which is an executive session limited to independent directors, the Company’s Chief Executive Officer, the Company’s independent auditors, and/or the Company’s legal counsel. (c) During the Observation Period, Seidman may have access to material, non-public information about the Company. Seidman agrees he will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Seidman further agrees to instruct all of his Representatives to whom he discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. 4

(d) Seidman shall not receive any compensation for services rendered pursuant to this Section 4. 5. Confidentiality. Seidman acknowledges that information concerning the business and affairs of the Company and its Affiliates (“Confidential Information”) may be disclosed to Seidman by the Company or its subsidiaries, or by the Company’s or its subsidiaries’ directors, officers, employees, agents, consultants, advisors or other representatives or Affiliates, including legal counsel, accountants and financial advisors (collectively, “Representatives”). Seidman agrees that the Confidential Information will be kept confidential and that it will not disclose, other than to his Representatives, any of the Confidential Information in any manner whatsoever without the specific prior written consent of the Company unless disclosure is required by applicable laws, regulations or valid legal process; provided, that the term “Confidential Information” shall not include information that (a) was in or enters the public domain, or was or becomes generally available to the public, other than as a result of disclosure by Seidman or his Representatives, or (b) was independently acquired by Seidman or his Representatives without violating any of their respective obligations under this Agreement or any other confidentiality agreement, or under any other contractual, legal, fiduciary or binding obligation of Seidman or any of his Representatives. Seidman agrees to undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information, to accept responsibility for any breach of this Section 5 by any of his Representatives, including taking all reasonable measures to restrain Representatives from prohibited or unauthorized disclosures or uses of the Confidential Information. 6. Covenant Not to Sue. During the Restricted Period, Seidman, the Funds, and each of his and their Affiliates and Representatives on the one hand, and the Company and each of its Affiliates and Representatives on the other hand, agrees not to sue or otherwise commence or continue in any manner, directly or indirectly, any suit, claim, action, right or cause of action in any court against the other; provided, that (a) no party hereto shall be prohibited from enforcing its rights under and pursuant to this Agreement, and (b) Seidman and the Funds shall not be prohibited from (i) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, or (ii) exercising his statutory appraisal rights. 7. Public Disclosures. (a) No later than two business days following the Effective Date, Seidman shall file with the SEC an amendment to his Schedule 13D in compliance with Section 13 of the Exchange Act reporting its entry into this Agreement, disclosing applicable items to conform to his obligations hereunder and appending this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement. Seidman shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any reasonable comments of the Company and its Representatives. (b) No later than two business days following the Effective Date, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as exhibits thereto (the “Form 8-K”). The Form 8-K shall be consistent with the 5 terms of this Agreement. The Company shall provide Seidman with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any reasonable comments of Seidman. 8. Acquisition of Shares. Notwithstanding anything herein or in any separate agreement between the Company and Seidman or his Affiliates (including without limitation the Funds) to the contrary, in the event that the Company’s tangible book value per share (as determined in good faith by the Company) (“TBVPS”) is less than the Company’s closing stock price (as reported on the Nasdaq Stock Market) for twenty (20) consecutive trading days, any restrictions on Seidman’s acquisition of shares of Common Stock in excess of 9.9% of the Company’s fully diluted outstanding Common Stock shall be waived. Such waiver shall remain effective until such time as the Company’s TBVPS exceeds the Company’s closing stock price (as reported on the Nasdaq Stock Market). For the avoidance of doubt, Seidman and his Affiliates (including without limitation the Funds) shall not be in breach or default of any restriction set forth herein or in any separate agreement between the Company and Seidman or his Affiliates (including without limitation the Funds) due to Seidman’s or his Affiliate’s (including without limitation the Funds) acquisition of shares of Common Stock in excess of 9.9% of the Company’s fully diluted outstanding Common Stock during the period when such waiver was effective. 9. Representations and Warranties. (a) Seidman represents and warrants that (a) he has the power and authority to execute and deliver this Agreement and to perform all his obligations and consummate the transactions contemplated hereby, and (b) this Agreement has been duly and validly authorized, executed and delivered by Seidman, constitutes a valid and binding obligation and agreement of Seidman and is enforceable against Seidman in accordance with its terms. (b) The Company hereby represents and warrants that (i) it has the power and authority to execute and deliver this Agreement and to perform all its obligations and consummate the transactions contemplated hereby, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, and (iii) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect. 10. Definitions. (a) “Affiliate” and “associate” have the respective meanings set forth in Rule 12b-2 under the Exchange Act. (b) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. (c) “Person” means any individual, partnership, corporation, limited liability company, or other entity, group, syndicate, trust, government or agency thereof, or any other association or entity. 6

(d) “Third Party” means any Person that is not a party to this Agreement, a director or officer of the Company, or legal counsel to any party to this Agreement. 11. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt, (b) upon sending if sent by email to the email addresses below and the appropriate confirmation is received, (c) one day after being sent by nationally recognized overnight carrier to the addresses set forth below, or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt: If to the Company: Bankwell Financial Group, Inc. 220 Elm Street New Canaan, CT 06840 Attention: Christopher Gruseke Email: grusekc@mybankwell.com With copies to: Hinckley, Allen & Snyder LLP 100 Westminster Street Providence, RI 02903 Attention: David S. Hirsch Email: dhirsch@hinckleyallen.com If to Seidman: Lawrence Seidman 100 Lanidex Plaza, Suite 100 Parsippany, NJ 07054 Email: lseidman@seidman-associates.com With copies to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 Attention: Michael R. Neidell Email: mneidell@olshanlaw.com 12. Assignments. This Agreement shall not be assignable by operation of law or otherwise by Seidman or the Company without the prior written consent of the other party. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of each party to this Agreement. 13. Remedies. Seidman, on the one hand, and the Company, on the other hand, each acknowledges and agrees that irreparable injury to the other party hereto would occur in the 7 event any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that Seidman, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity. 14. Governing Law. The performance, construction and enforcement of this Agreement and the documents executed in connection with this Agreement shall be governed by the laws of the State of Connecticut, notwithstanding any choice of law or conflicts of law rule that would otherwise dictate the application of the law of a different jurisdiction. The parties agree that any action or proceeding in respect of any claim arising out of or related to this Agreement shall be brought exclusively in a federal or state court located in the State of Connecticut (the “Chosen Court”) and (i) hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Chosen Court for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, (ii) waive any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waive any objection that the Chosen Court is an inconvenient forum or lacks jurisdiction. 15. No Waiver. Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. 16. Amendments; Counterparts. Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party hereto. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Signatures to this Agreement transmitted, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. 17. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not intended to and does not confer any rights on, and is not enforceable by, any other Persons. 18. Severability. If at any time subsequent to the Effective Date any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. 19. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. 8

20. Termination. This Agreement shall terminate automatically upon the expiration of the Restricted Period; provided however that Sections 4(c), 5, 14 and 20 shall survive and remain in full force and effect. [Remainder of page intentionally left blank ] 9

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Effective Date. BANKWELL FINANCIAL GROUP, INC. By: /s/ Christopher R. Gruseke Name: Christopher R. Gruseke Title: President and Chief Executive Officer /s/ Lawrence B. Seidman Lawrence B. Seidman 10